                                                                     EXHIBIT (W)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1999-4 Monthly Statement
                      Class A Certificate CUSIP #25466KCJ6
                      Class B Certificate CUSIP #25466KCK3

Distribution Date: August 15, 2000             Month Ending:  July 31, 2000

Pursuant to the Series Supplement dated as of April 27, 1999 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.    Payments for the benefit of investors in Series 1999-4 on this Distribution Date
      --------------------------------------------------------------------------------
           (per $1000 of Class Initial Investor Interest)
           ----------------------------------------------

      Series  1999-4                                Total         Interest       Principal
            Class A   30 days at 5.650000000%   $4.708333333    $4.708333333   $0.000000000

            Class B   30 days at 5.850000000%   $4.875000000    $4.875000000   $0.000000000

2.    Principal Receivables at the end of July, 2000
      ----------------------------------------------
  (a) Aggregate Investor Interest                        $25,063,374,763.53

      Seller Interest                                     $8,342,390,560.59

      Total Master Trust                                 $33,405,765,324.12

  (b) Group One Investor Interest                        $25,063,374,763.53

  (c) Series 1999-4 Investor Interest                       $894,737,000.00

  (d) Class A Investor Interest                             $850,000,000.00

      Class B Investor Interest                              $44,737,000.00

3.    Allocation of Receivables Collected During July, 2000
      -----------------------------------------------------

                                                                   Finance Charge         Principal         Yield Collections /
                                                                    Collections          Collections        Additional Funds
  (a) Allocation of Collections between Investors and Seller

      Aggregate Investor Allocation                               $402,307,634.91    $3,815,304,353.55            $0.00

      Seller Allocation:                                          $124,576,479.99    $1,181,427,211.14            $0.00

  (b) Group One Allocation                                        $402,307,634.91    $3,815,304,353.55            $0.00

  (c) Series 1999-4 Allocations                                    $14,074,128.48      $133,472,693.56            $0.00

  (d) Class A Allocations                                          $13,370,211.30      $126,797,060.19            $0.00

      Class B Allocations                                             $703,917.18        $6,675,633.37            $0.00

  (e)  Principal Collections as a monthly percentage of Master Trust Receivables
       at the beginning of July, 2000                                                        14.69%

  (f)  Finance Charge Collections as a monthly percentage of Master Trust Receivables
       at the beginning of July, 2000                                                         1.55%

  (g)  Total Collections as a monthly percentage of Master Trust Receivables
       at the beginning of July, 2000                                                        16.24%


4.     Information Concerning the Series Principal Funding Accounts ("SPFA")
       ---------------------------------------------------------------------

                          Deposits into the      Deficit Amount
                            SPFAs on this           on this           SPFA      Investment
                          Distribution Date    Distribution Date     Balance      Income
      Series 1999-4             $0.00                 $0.00           $0.00         $0.00


5.    Information Concerning Amount of Controlled Liquidation Payments
      ----------------------------------------------------------------



                                                                                Total Payments
                          Amount Paid on this         Deficit Amount             through this
                           Distribution Date    on this Distribution Date     Distribution Date
      Series 1999-4                 $0.00                       $0.00                   $0.00


6.    Information Concerning the Series Interest Funding Accounts ("SIFA")
      --------------------------------------------------------------------

                                           Deposits into the SIFA
                                          on this Distribution Date         SIFA Balance
      Series 1999-4                         $4,220,176.21                 $12,660,528.63


7.    Pool Factors for July, 2000
      ---------------------------

      Class A                                                            1.00000000

      Class B                                                            1.00000000

8.    Investor Charged-Off Amount
      ---------------------------

                                                                Cumulative Investor
                                              July, 2000         Charged-Off Amount

  (a) Group One                               $115,988,146.83                 $0.00

  (b) Series 1999-4                             $4,057,671.15                 $0.00

  (c) Class A                                   $3,854,726.83                 $0.00

      Class B                                     $202,944.32                 $0.00

  (d) As an annualized percentage of
      Principal Receivables at the
      beginning of July, 2000                            5.44%                  N/A

9.    Investor Losses for July, 2000
      ------------------------------

                                                                 Per $1,000 of Initial
                                                      Total     Series Investor Interest
  (a) Group One                                         $0.00          $0.00

  (b) Series 1999-4                                     $0.00          $0.00

  (c) Class A                                           $0.00          $0.00

      Class B                                           $0.00          $0.00

10.   Reimbursement of Investor Losses for July, 2000
      -----------------------------------------------
                                                                 Per $1,000 of Initial
                                                      Total     Series Investor Interest
  (a) Group One                                         $0.00          $0.00

  (b) Series 1999-4                                     $0.00          $0.00

  (c) Class A                                           $0.00          $0.00

      Class B                                           $0.00          $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses for July, 2000
      ---------------------------------------------------------------

                                                                 Per $1,000 of Initial
                                                      Total     Series Investor Interest
  (a) Group One                                         $0.00          $0.00

  (b) Series 1999-4                                     $0.00          $0.00

  (c) Class A                                           $0.00          $0.00

          Class B                                       $0.00          $0.00

12.   Investor Monthly Servicing Fee payable on this Distribution Date
      ----------------------------------------------------------------

  (a) Group One                                            $42,626,738.99

  (b) Series 1999-4                                         $1,491,228.34

  (c) Class A                                               $1,416,666.67

      Class B                                                  $74,561.67

13.   Class Available Subordinated Amount at the end of the Distribution Date
      -----------------------------------------------------------------------

                                                                 As a percentage of
                                           Total               Class A Invested Amount
      Series 1999-4 Class B                $76,052,645.00              8.9474%

14.   Total Available Credit Enhancement Amounts
      ------------------------------------------

                                                         Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date                $0.00         $35,789,480.00

  (b) Available Amount on this Distribution Date              $0.00         $35,789,480.00

  (c) Amount of Drawings on Credit Enhancement
        on this Distribution Date                             $0.00                  $0.00

  (d) Credit Enhancement Fee on this
        Distribution Date                                                       $16,194.57

15.   Delinquency Summary
      -------------------

      Master Trust Receivables Outstanding at the end of July, 2000             $33,898,489,197.94

                                 Delinquent Amount     Percentage of Ending
      Payment Status             Ending Balance        Receivables Outstanding
      30-59 days                $726,393,394.93                2.14%

      60-179 days             $1,281,426,106.65                3.78%

16.   Excess Spread Percentages on this Distribution Date (1)
      -------------------------------------------------------
  (a) Group One (2)                                                  5.14%

  (b) Series 1999-4 (3)                                              5.75%

17.   Net Charge-Offs on this Distribution Date (4)
      ---------------------------------------------
      Charge-offs net of recoveries as an annualized percentage of
      Principal Receivables at the beginning of July, 2000                                    4.90%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee

                                   BY:
                                       -------------------------------

                                             Vice President

-------------------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.


(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)), (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1999-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

      The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of April 27, 1999 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1999-4Master Trust Certificates for the Distribution Date occurring on August 15, 2000:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.   The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.   The aggregate amount of Collections processed during July, 2000
      is equal to                                                                        $5,523,615,679.59

 4.   The aggregate amount of Class A Principal Collections processed during
      July, 2000 is equal to                                                               $126,797,060.19

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during July, 2000 is equal to                                                         $13,370,211.30

 6a.  The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during July, 2000 is equal to                                         $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                               $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                     $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                               $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                 $0.00

 8.   The sum of all amounts payable to the Class A Certificateholders
      on the current Distribution Date is equal to                                                   $0.00

 9.   The aggregate amount of Class B Principal Collections processed during
      July, 2000 is equal to                                                               $6,675,633.37

10.   The aggregate amount of Class B Finance Charge Collections processed
      during July, 2000 is equal to                                                          $703,917.18

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during July, 2000 is equal to                                       $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                             $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                   $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                             $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                               $0.00

13.   The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                                 $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 2000.

Series 1999-4

                          DISCOVER BANK
                          as Master Servicer

                          By:
                             ---------------------------------
                          Assistant Vice President and Assistant
                          Treasurer